EXHIBIT 5.01

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                          June 10, 1996




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

          RE:  ALTA GOLD CO.
               EMPLOYMENT AGREEMENT BETWEEN ALTA GOLD CO. AND ROBERT N. PRATT; EMPLOYMENT AGREEMENT BETWEEN ALTA GOLD AND JOHN A. BIELUN; EMPLOYMENT AGREEMENT BETWEEN ALTA GOLD AND JAMES S. GOFF (COLLECTIVELY "EMPLOYMENT AGREEMENTS")
               REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          As counsel to Alta Gold Co., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 1,165,000 shares (the "Shares") of common stock, $.001 par value, of the Company and the proposed sale thereof. The Shares are to be issued and sold in connection with the Employment Agreements.

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Company has the full power and authority under the laws of the State of Nevada, and under the Company's Articles of Incorporation and Bylaws, as amended, to issue the Shares and that such Shares are validly authorized shares of common stock of the Company, and when issued, upon receipt of payment therefor, will be legally issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

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          We  hereby  consent  to  the filing  of  the  foregoing
opinion as an exhibit to the above-referenced registrations statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such registration statement.

                              Sincerely,

                              /S/
                              KUMMER KAEMPFER BONNER & RENSHAW
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